UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015

MSG SPINCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36900	47-3373056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 16, 2015, Vincent Tese was appointed as a director of MSG Spinco, Inc. (the “Company”) by the Company’s Board of Directors (the “Board”). In addition, the Board appointed Mr. Tese as a member of the Audit Committee and the Compensation Committee effective as of the time of Mr. Tese’s appointment to the Board.

Mr. Tese’s biographical and compensation information is included in the Information Statement filed as Exhibit 99.1 to Amendment No. 6 of the Company’s registration statement on Form 10 (the “Form 10”) filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2015. Such information is incorporated into this Item 5.02 by reference.

Item 8.01	Other Events.

On September 21, 2015, in connection with the distribution by The Madison Square Garden Company (“MSG”) to its stockholders of all of the Company’s common stock (the “Distribution”), expected to occur at 11:59 p.m., New York City time, on September 30, 2015, MSG mailed an Information Statement (the “Information Statement”) to its stockholders of record on September 21, 2015, the record date of the Distribution. The Information Statement, which is attached hereto as Exhibit 99.1, is substantially in the form attached as Exhibit 99.1 to the Form 10.

The foregoing description is qualified in its entirety by reference to the Information Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Information Statement, dated September 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSG SPINCO, INC. (Registrant)

By:	/s/ Lawrence J. Burian
Name: Lawrence J. Burian
Title: Executive Vice President, General Counsel and Secretary

Dated: September 21, 2015